EXHIBIT 10(a)

                                  AGREEMENT


     AGREEMENT, dated as of August 18, 1995 ("Agreement"), among Dale G. Potter ("Potter"), Growth Financial Corporation, a New Jersey corporation ("GFC") and Growth Bank, a New Jersey-chartered bank, wholly owned by GFC ("Growth").

     WHEREAS, Potter, GFC and Growth entered into an Employment Agreement dated as of March 20, 1989 (the "Employment Agreement");

     WHEREAS, Potter, GFC and Growth subsequently entered into a Memorandum of Understanding dated April 27, 1994 (the "Memorandum") concerning the terms and conditions of Potter's continued employment with GFC and Growth; and

     WHEREAS, GFC and Growth are about to enter into an Agreement and Plan of Merger (the "Merger Agreement") with HUBCO, Inc. ("Hubco") and Hudson United Bank (the "Bank"), pursuant to which GFC shall be merged with and into Hubco (the "Merger");

     WHEREAS, the parties desire to enter into this Agreement to clarify the terms and conditions of the Memorandum relating to Potter, as the same is affected by the Merger; and

     WHEREAS, Hubco and the Bank are unwilling to enter into the Merger Agreement unless and until the parties have entered into an agreement clarifying the terms of the Memorandum, which agreement is satisfactory to Hubco and the Bank, and may not be amended, supplemented or rescinded without the prior written consent of Hubco and the Bank;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

     1. NON-CANCELLABLE STOCK OPTIONS. Promptly after the execution and delivery of the Merger Agreement, GFC shall issue to Potter non-cancellable stock options for 84,638 shares of GFC's common stock, par value $1.00 per share ("GFC Common Stock"), which represents 5% of the issued and outstanding shares of GFC as of August 18, 1995, at an exercise price per share of $10.77, which is equal to the closing price per share of GFC Common Stock as of December 31, 1994, as supplied by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") and published in the WALL STREET JOURNAL.

     2.   EMPLOYMENT; TERMINATION.

          (a) EMPLOYMENT. GFC and Growth hereby agree to employ Potter and Potter hereby accepts employment as an employee of GFC and Growth for a period (the "Contract Period") commencing on the date hereof and ending on the earlier of (i) the date of the Closing of the Merger Agreement, as such term is defined in the Merger Agreement or (ii) April 26, 1996.

          (b) COMPENSATION. During the Contract Period, GFC and Growth shall pay to Potter the compensation specified in SCHEDULE A attached hereto (the "Compensation"). The Compensation shall include the base salary and benefits specified in SCHEDULE A, but shall not include bonuses, stock options or any other discretionary form of compensation not specified in SCHEDULE A. Notwithstanding the preceding sentence, Employer may pay Executive prior to the Closing other compensation, including bonus, in accordance with the Merger Agreement. The parties hereto acknowledge and agree that the Compensation is equal to the level of compensation received by Potter as of March 20, 1994. In addition, if the Closing occurs prior to April 26, 1996, GFC and Growth shall cause Potter to be provided with the Compensation through April 26, 1996, either by GFC and Growth directly providing such Compensation, or by GFC and Growth obtaining a commitment from Hubco and the Bank to provide such Compensation through April 26, 1996.

          (c) TERMINATION. GFC and Growth shall have the right to terminate Potter's employment prior to the end of the Contract Period, with or without cause, upon 30 days' prior written notice to Potter. Potter shall have the right to terminate his employment prior to the end of the Contract Period, with or without cause, upon 30 days' prior written notice to GFC and Growth. If Potter's employment is terminated by either GFC and Growth, for any reason, prior to the end of the Contract Period (including termination at the Closing pursuant to Section 3 hereof), GFC and Growth shall nonetheless continue to provide Potter with the Compensation through April 26, 1996, as severance. It is understood that the Compensation set forth herein is in lieu of any other severance policy of the Employer. If Potter terminates his employment for any reason prior to the end of the Contract Period, Potter shall be entitled to no further Compensation after such termination, except as required by COBRA or similar federal or state laws.

     3. NO RIGHTS AS EMPLOYEE OF HUBCO OR THE BANK. This Agreement shall not give Potter any rights as an employee of Hubco or the Bank. Potter acknowledges that his employment with GFC and Growth will end at the Closing if not earlier terminated pursuant hereto.

     4. ENTIRE AGREEMENT; CHANGES. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and shall supersede all other prior written or oral agreements, including the Employment Agreement and the Memorandum; PROVIDED, that the release set forth in paragraph 4 of the Memorandum (copy attached) is continued and is incorporated herein by reference as though fully set forth herein. This Agreement shall not be amended, supplemented or rescinded in whole or in part except by an instrument duly signed by Potter, by duly authorized representatives of GFC and Growth and by duly authorized representatives of Hubco and the Bank. Hubco and the Bank are intended to be third-party beneficiaries to this Agreement.

     5. SUCCESSORS IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest.

     IN WITNESS WHEREOF, the parties have caused the foregoing to be executed as of the date first set forth above.


                                   GROWTH FINANCIAL CORPORATION

/s/ DALE G. POTTER                 By: /s/ RICHARD WHITEHEAD
-----------------------------          --------------------------
DALE G. POTTER, individually           Name:
                                       Title: VP


                                   GROWTH BANK

                                   By: /s/ RICHARD WHITEHEAD
                                       --------------------------
                                       Name:
                                       Title: EVP

                                  SCHEDULE A

Salary -       $12,500 per month (pro rate for any partial month)

Benefits -     A package of benefits (chosen by Employer) with a value no less than $2,517 per month (pro rate for any partial month)